FS ENERGY AND POWER FUND 8-K

Exhibit 10.2

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of November 6, 2015 (this “Agreement”), by and between FS Energy and Power Fund, a Delaware statutory trust (“FSEP”), and Foxfields Funding LLC, a Delaware limited liability company (“Foxfields”).

WITNESSETH:

WHEREAS, FSEP owns (i) 401.516318 shares of common stock of FSEP Investments, Inc., a Delaware corporation, representing all of the issued and outstanding capital stock thereof, and (ii) 1,067.303650 shares of common stock of EP Synergy Investments, Inc., representing all of the issued and outstanding capital stock thereof (collectively, the “Interests”); and

WHEREAS, FSEP is party to (i) that certain Reimbursement Agreement, dated as of December 12, 2013, by and between the FSEP and FSEP Investments, Inc. and (B) that certain Reimbursement Agreement, dated as of March 13, 2014, by and between the Company and EP Synergy Investments, Inc. (the “Reimbursement Agreements”); and

WHEREAS, FSEP makes investments in the ordinary course of its business in loans, other financial accommodations and other investments, in each case, in and/or to certain underlying obligors (the “Portfolio Investments”); and

WHEREAS, FSEP wishes to contribute the Interests, the Reimbursement Agreements, certain existing and future Portfolio Investments, and the liabilities and obligations associated with the foregoing, in each case to Foxfields.

NOW THEREFORE, in consideration of the agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Contribution. FSEP hereby contributes to Foxfields, and Foxfields hereby accepts and assumes, the following:

(a)     the Interests;

(b)     its rights under the Reimbursement Agreements;

(c)     the Portfolio Investments set forth on Schedule A attached hereto;

(d)     certain other Portfolio Investments identified from time to time by FSEP in its sole discretion, whether now owned or hereafter acquired or originated; and

(e)     any associated liabilities and obligations in connection with the foregoing.

2.       Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.

3.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.       No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

5.       Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

6.       Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including all matters of construction, validity and performance, and shall be binding upon the successors and assigns of the parties hereto.

9.       Headings. Headings are for convenience only and shall not affect the interpretation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first written above.

FS ENERGY AND POWER FUND

By:	/s/ Stephen S. Sypherd
Name:	Stephen S. Sypherd
Title:	Vice President, Treasurer and Secretary

FOXFIELDS FUNDING LLC

By:	/s/ Stephen S. Sypherd
Name:	Stephen S. Sypherd
Title:	Vice President, Treasurer and Secretary

[Signature page to Contribution Agreement]